Exhibit 4.4
                                     [FORM]

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN
           ACQUIRED FOR INVESTMENT AND NEITHER SUCH SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR THE SECURITIES
               ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED
    UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAW.
        SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF
        SUCH REGISTRATION OR UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM
          THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID
                                      ACT.



                          DISCOVERY LABORATORIES, INC.


          Unit Purchase Option for the Purchase of Units Consisting of
                       Shares of Common Stock and Warrants


                                No.___   _____ Option Units


         FOR VALUE RECEIVED, Discovery Laboratories, Inc., a Delaware corporation (the "Company"), hereby certifies that ______________ , or his/her assigns, is entitled to purchase from the Company, at any time or from time to time commencing on December 28, 1999 and prior to 5:00 P.M., New York City time, on December 28, 2004, up to _____ Units, each Unit consisting of (a) one share of Common Stock of the Company, par value $.001 per share, (the "Common Stock"), and (b) one warrant (the "Class D Warrants") exercisable at any time prior to July 27, 2004, for the purchase of one share of Common Stock at a per share exercise price of $1.33, for an aggregate Unit purchase price of $___________ (computed on the basis of $1.331 per Unit). (Hereinafter, (i) said Units are referred to as the "Units", (ii) said Class D Warrants are referred to as the "Warrants", (iii) the Common Stock included in the Units and purchasable upon exercise of the Warrants, is referred to as the "Common Stock", (iv) the shares of the Common Stock purchasable hereunder or under any other Option (as hereinafter defined) (or the shares of any capital stock purchasable hereunder or under any other Option in lieu of Common Stock) are referred to as the "Common Shares", (v) the shares of Common Stock purchasable upon exercise of the Warrants hereunder or under any other Option are referred to as the "Warrant Shares", (vi) the aggregate purchase price payable for the Units hereunder is referred to as the "Aggregate Option Price", (vii) the price payable (initially $1.331 per Unit, subject to adjustment) for each of the Units, hereunder is referred to as the "Per Unit Price", (viii) this Option, all similar Options issued on the date hereof and all warrants hereafter

935424.1

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issued in exchange or  substitution  for this Option or such similar Options are referred to as the "Options" and (ix) the holder of this Option is referred to as the "Holder" and the holder of this Option and all other Options are referred to as the "Holders" and Holders of more than fifty percent (50%) of the outstanding Options are referred to as the "Majority of the Holders." The Aggregate Option Price is not subject to adjustment. The Per Unit Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Common Shares or Warrant Shares, as the case may be, deliverable upon exercise of this Option shall be adjusted in accordance with paragraph 3(i) below.

         This Option, together with options of like tenor, constituting in the aggregate Options to purchase _____ Units, was originally issued pursuant to a placement agency agreement between the Company and Paramount Capital, Inc., as placement agent (the "Placement Agent") in connection with a private placement (the "Offering") of 4.9 Units (the "Offering Units"), each Offering Unit consisting of Common Stock and Class D Warrants for which the Placement Agent acted as Placement Agent.

         1. Exercise of Option.
            ------------------

         (a) This Option may be exercised, in whole at any time or in part from time to time, commencing on December 28, 1999 and prior to 5:00 P.M., New York City time, on December 28, 2004 by the Holder:

          (i) by the surrender of this Option (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Option Price, or the proportionate part thereof if this Option is exercised in part, with payment for the number of Units made by certified or official bank check payable to the order of the Company; or

          (ii) by the surrender of this Option (with the cashless exercise form at the end hereof duly executed) (a "Cashless Exercise") at the address set forth in Subsection 9(a) hereof. The exchange of the Option shall take place on the date specified in the Cashless Exercise Form or, if later, the date the Cashless Exercise Form is surrendered to the Company (the "Exchange Date"). Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay the Aggregate Option Price, or the proportionate part thereof if this Option is exercised in part. In the event of a Cashless Exercise this Option shall represent the right to subscribe for and acquire the number of Units (rounded to the next highest integer) equal to (x) the number of Units specified by the Holder in his/her Cashless Exercise Form (the "Total Number") (such number not to exceed the maximum number of Units subject to this Option, as may be adjusted from time to time) less (y) the number of Units equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Per Unit Price by (B) the Market Price Per Unit. "Market Price Per Unit" shall mean first, if there is a trading market as indicated in Subsection (A) below for the Units, such Market Price Per Unit and if there is no such trading market in the Units, then Market Price Per Unit shall equal the sum of the aggregate Market Price of all shares of Common

935424.1

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     Stock (on per share basis,  the "Market  Price Per Share of Common  Stock")
     and Warrants (on a per warrant basis, the "Market Price Per Warrant") which comprise a Unit, with the meanings indicated in Subsections (B) through (F) below:

               (A) If the Units are listed on a national securities exchange or listed or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market or the Nasdaq Smallcap Market, the Market Price Per Unit shall be the average of the last reported sale prices (or if no last sale, the last quoted ask price) of the Units on such exchange or market for the five trading days immediately preceding the Exchange Date; or

               (B) If the Common Stock or Warrants, as the case may be, are listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market or the Nasdaq Smallcap Market, the Market Price Per Share of Common Stock, or Market Price Per Warrant, respectively, shall be the average of the last reported sale prices (or if no last sale, the last quoted ask price) of the Common Stock or Warrants, respectively, on such exchange or market for the five trading days immediately preceding the Exchange Date; or

               (C) If the Common Stock or Warrants, as the case may be, are not so listed or admitted to unlisted trading privileges, the Market Price Per Share of Common Stock, or Market Price Per Warrant, respectively, shall be the last reported sale price (or if no last sale, the last quoted ask price) of the Common Stock or Warrants in the over-the-counter market as reported by the National Quotation Bureau or similar organization or in the Pink Sheets for the trading day immediately preceding the Exchange Date; or

               (D) If the Common Stock is not so listed or admitted to unlisted trading privileges and the sale price is (or if no last sale, the last quoted ask price) not so reported, the Market Price Per Share of Common Stock shall be the fair market value as determined by agreement between the Board of Directors of the Company and a Majority of the Holders; or

               (E) If neither clause (B) nor (C) applies to the Warrants, then the Market Price Per Warrant shall be an amount equal to the difference between (i) the Market Price Per Share of Common Stock which may be received upon the exercise of the Warrants, as determined in paragraphs (B), (C) and (D) above, and (ii) the per share exercise price of the Warrants then in effect.

               (F) If the Company and the Majority of the Holders are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment bank selected by the Board of Directors of the Company and the Majority of the Holders (or, if such

935424.1

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          selection  cannot be agreed upon promptly,  or in any event within ten days,  then such  valuation  shall be made by a nationally  recognized
          independent   investment   banking  firm   selected  by  the  American
          Arbitration Association in New York City in accordance with its rules), the costs of which valuation shall be paid for by the Company.

          (b) If this Option is exercised in part, the Holder is entitled to receive a new Option covering the Units, which have not been exercised and setting forth the proportionate part of the Aggregate Option Price applicable to such Units. Upon surrender of this Option, the Company will
     (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock and Warrants to which the Holder shall be entitled and, if this Option is exercised in whole, in lieu of any fractional shares of the Common Stock or Warrants to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional shares (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Option, or the proportionate part thereof if this Option is exercised in part, pursuant to the provisions of this Option.

          (c) This Option shall be exercisable only for Units consisting of Warrants and Common Shares at the then applicable Per Unit Price (including any adjustment pursuant to Section 3 below).

          (d) Notwithstanding anything to the contrary contained in the Warrants, the following provisions shall apply in connection with the exercise of the Warrants issuable upon exercise of this Option by the
     Holder:

               (i) if all outstanding Warrants are redeemed by the Company pursuant to Section 7 thereof or have been exercised prior to the exercise of this Option, the Holder shall be entitled to receive the Common Stock otherwise issuable upon exercise of the Warrants underlying this option (or the portion of this Option exercised) by giving written notice of exercise of such Warrants simultaneously with exercise of this Option, which notice shall specify whether the Warrants are being such exercised for a cash payment or by cashless exercise and the number shares of Common Stock as to which such Warrants are being exercised, and if the exercise is for cash, shall be accompanied by the payment required on exercise of such Warrants. If all of the outstanding Warrants have been redeemed pursuant to
          Section 7 thereof or have been exercised prior to the exercise of this Option and the Holder does not exercise the Warrants issuable upon exercise hereof simultaneously with exercise of this Option, then the Holder on exercise of this Option shall only receive the number of shares of the Common Stock included in the Units issuable on exercise of this Option (or the portion of this Option exercised) and shall not be issued any Warrants.


935424.1

               (ii) Notwithstanding anything to the contrary contained in the Warrants, the Holder may exercise the Warrants by cashless exercise by using the same formula as set forth for exercise of this Option by cashless exercise in Section 1(a)(ii) of this Option (except that, for this purpose, any reference to the Warrants or the Market Price Per Warrant in Section 1(a)(ii) shall be inapplicable).


         2. Reservation of Warrant Shares and Common Shares; Listing. The Company agrees that, prior to the expiration of this Option, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance and delivery upon the exercise of this Option, the Units, the Warrants and the Common Shares underlying such Units and other securities and properties as from time to time shall be receivable upon the exercise of this Option, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal and (b) have authorized and in reserve, and will keep available, solely for issuance or delivery upon exercise of the Warrants, the shares of Common Stock, the Warrant Shares and the Common Shares and other securities and properties as from time to time shall be receivable upon such exercise, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal; and (c) if the Company is listed or hereafter lists its Common Stock on any national securities exchange, the Nasdaq National Market or the Nasdaq Smallcap Market, use its best efforts to keep the Common Shares authorized for listing on such exchange upon notice of issuance.

         3. Protection Against Dilution.
            ---------------------------

         (a) The anti-dilution provisions of the Warrants shall protect the Holder from dilution of the purchase rights represented by the Warrants (it being understood for this purpose that the Holder shall be deemed to own the Warrants commencing on December 28, 1999); provided, however, that notwithstanding anything to the contrary contained in the Warrants, if all of the Warrants have been redeemed or exercised prior to exercise of this Option, the Holder shall not be entitled to any adjustment in the Per Share Warrant Price pursuant to Section 3(c) of the Warrants as a result of any issuances subsequent to the date of the redemption of the Warrants pursuant to Section 7 of the Warrants. In addition, the following anti-dilution provisions shall protect the Holder from dilution resulting from the issuance of Common Stock and other securities:

                  (i) If the Company shall issue or distribute to the holders of shares of Common Stock evidence of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Subsection 3(a)(ii), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor in the full amount thereof (any such non-excluded event being herein called a "Common Stock Special Dividend")), the Per Unit Price shall be adjusted by multiplying the Per Unit Price then in effect by a fraction, (A) the numerator of which shall be (x) the then current

935424.1

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         Market  Price Per Share of Common Stock in effect on the record date of such issuance or distribution less (y) the fair market value (as determined in good faith by the Company's Board of Directors) of the evidence of indebtedness, cash, securities or property, or other assets issued or distributed in such Common Stock Special Dividend applicable to one share of Common Stock and (B) the denominator of which shall be the then current Market Price Per Share of Common Stock in effect on the record date of such issuance or distribution. An adjustment made pursuant to this Subsection 3(a)(i) shall become effective immediately after the record date of any such Common Stock Special Dividend.

                  (ii) If the Company shall (A) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Unit Price shall be adjusted by multiplying the Per Unit Price by a fraction, the numerator of which shall be the number of Common Shares which this Option was exercisable for prior to such action and the denominator of which shall be the number of Common Shares which a Holder would have owned immediately following such action had such Option been exercised immediately prior to the record or effective date therefor. An adjustment made pursuant to this Subsection 3(a)(ii) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

         (b) No adjustment in the Per Unit Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per Unit; provided, however, that any adjustments which by reason of this Section 3(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Subsection 3(b)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Option. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Unit Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

         (c) Whenever the Per Unit Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Options in accordance with this Section 3, the Company shall promptly prepare a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Options. The Company may, but shall not be obligated to unless requested by the Holders of

935424.1

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more  than  fifty  percent  (50%) of the  outstanding  Options,  obtain,  at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Unit Price and the number of Warrants, Warrant Shares or Common Shares, as the case may be, after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Options.

         (d) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Options not less than 10 days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

         (e) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as a entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Option shall have the right thereafter to receive on the exercise of this Option the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Option been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Option to the end that the provisions set forth in this
Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Option. The above provisions of this Subsection 3(e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Option to be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Options not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

         (f) If, as a result of an adjustment made pursuant to this Section 3, the Holder of any Option thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written

935424.1

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notice  to the  Holder of any  Option  promptly  after  such  adjustment)  shall determine the allocation of the adjusted Per Unit Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

         (g) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the number of Units purchasable upon exercise of this Option, to the extent this Option has not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the fact that Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (ii) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Units purchasable upon exercise of this Option by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

         (h) Whenever the Per Unit Price payable upon exercise of each Option is adjusted pursuant to this Section 3, (i) the number of shares of Common Stock included in a Unit shall simultaneously be adjusted by multiplying the number of shares of Common Stock included in a Unit immediately prior to such adjustment by the Per Unit Price in effect immediately prior to such adjustment and dividing the product so obtained by the Per Unit Price, as adjusted and (ii) the number of shares of Common Stock or other securities issuable upon exercise of the Warrants included in the Units and the exercise price payable for each of the Warrant Shares (initially $0.50 per Warrant Share, subject to adjustment) pursuant to the Warrant terms shall be adjusted in accordance with the terms of the Warrant Agreement applicable to holders of such Warrants.

         (i) In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Option in accordance with the essential intent and principles hereof then, in each such case, the Board of Directors of the Company shall in good faith determine the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Options. Upon such determination, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein.

         4. Fully Paid Stock; Taxes. The Company agrees that the shares of theCommon Stock represented by each and every certificate for Common Shares delivered on the exercise of this Option and the shares of Common Stock delivered upon the exercise of the Warrants, shall at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Unit Price. The Company further

935424.1
covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share, Common Share or any certificate thereof to the extent required because of the issuance by the Company of such security.

         5. Registration Under Securities Act of 1933.
            -----------------------------------------

         (a) The Holder shall, with respect to the Common Shares only, have the right to participate in the registration rights granted to holders of Registrable Securities pursuant to Section 5 of the subscription agreements (the "Subscription Agreements") between such holders and the Company that were entered into at the time of the initial sale of the Units. By acceptance of this Option, the Holder agrees to comply with the provisions in Section 5 of the Subscription Agreement to same extent as if he/she were a party thereto.

         (b) Until all Common Shares and Warrant Shares have been sold under a Registration Statement or pursuant to Rule 144 under the Act, the Company shall use its reasonable best efforts to file with the Securities and Exchange Commission all current reports and the information as may be necessary to enable the Holder to effect sales of his/her shares in reliance upon Rule 144 promulgated under the Act.

         6. Investment Intent; Limited Transferability.

         (a) The Holder represents, by accepting this Option, that he/she understands that this Option and any securities obtainable upon exercise of this Option have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that he/she must bear the economic risk of his/her investment in this Option and any securities obtainable upon exercise of this Option for an indefinite period of time, as this Option and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

         (b) The Holder, by his acceptance of his/her Option, represents to the Company that he/she is acquiring this Option and will acquire any securities obtainable upon exercise of this Option for his/her own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Act. The Holder agrees that this Option and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act.

         (c) This Option may not be sold, transferred, assigned or hypothecated for six months from the date hereof except (i) to any firm or corporation that succeeds to all or substantially all of the business of Paramount Capital, Inc.,
(ii) to any of the officers, employees, associates or affiliated

935424.1
companies of Paramount Capital, Inc., or of any such successor firm, (iii) to any NASD member participating in the Offering or any officer or employee of any such NASD member or (iv) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Option as he/she appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of an Option or his/her duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Options. All Options issued upon the transfer or assignment of this Option will be dated the same date as this Option, and all rights of the holder thereof shall be identical to those of the Holder.

         7. Loss, etc., of Option. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Option, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver to the Holder a new Option of like date, tenor and denomination.

         8. Option Holder Not Stockholder. This Option does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof; this Option does, however, confer certain rights and require certain notices to Holders as set forth herein.

         9. Communication. No notice or other communication under this Option shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

          (a) the Company at Discovery Laboratories, Inc., 3359 Durham Road, Doylestown, Pennsylvania, 18901, Attn: Vice President, Finance or such other address as the Company has designated in writing to the Holder, or

          (b) the Holder at c/o Paramount Capital, Inc., 787 Seventh Avenue, New York, NY 10019 or other such address as the Holder has designated in writing to the Company.

         10. Headings. The headings of this Option have been inserted as a matter of convenience and shall not affect the construction hereof.

         11. Applicable Law. This Option shall be governed by and construed inaccordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.


935424.1

         12. Amendment, Waiver, etc. Except as expressly provided herein, neither this Option nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the then current Majority of the Holders of the Options only.

935424.1

         IN WITNESS WHEREOF, the Company has caused this Option to be signed by its Vice President, Finance and attested by its Secretary this ___ day of February, 2000.



                              DISCOVERY LABORATORIES, INC.



                              By:
                                   Name:  Robert J. Capetola
                                   Title: President and Chief Executive Officer


ATTEST:




              Secretary




935424.1

                                  SUBSCRIPTION
                                  ------------

         The undersigned, __________________________, pursuant to the provisions of the foregoing Option, hereby agrees to subscribe for and purchase ________________ Units of Discovery Laboratories, Inc., each Unit consisting of Common Stock, $.001 par value, and Class D Warrants to purchase ___________ share(s) of Common Stock, covered by said Option, and makes payment therefor in full at the price per share provided by said Option. The undersigned hereby confirms the representations and warranties made by him/her in the Option.

Dated:_______________                                         Signature:

                                                     Address:



                                CASHLESS EXERCISE
                                -----------------

         The undersigned _______________________, pursuant to the provisions of the foregoing Option, hereby elects to exchange his/her Option for __________ Units, each Unit consisting of Common Stock, $.001 par value, and Class D Warrants to purchase __________ share(s) of Common Stock, pursuant to the cashless exercise provisions of the Option. The undersigned hereby confirms the representations and warranties made by him/her in the Option.

Dated:_______________                                         Signature:

                                                     Address:



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED ______________________ hereby sells, assigns and transfers unto ____________________________ the foregoing Option and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer said Option on the books of Discovery Laboratories, Inc.

Dated:_______________                                         Signature:

                                                     Address:



935424.1

                               PARTIAL ASSIGNMENT
                               ------------------

         FOR VALUE RECEIVED ___________________________ hereby assigns and transfers unto ____________________________ the right to purchase ________ Units of Discovery Laboratories, Inc., each Unit consisting of Common Stock, $.001 par value, and Class D Warrants to purchase ______________ share(s) of Common Stock, covered by the foregoing Option, and a proportionate part of said Option and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of said Option on the books of Discovery Laboratories, Inc.

Dated:_________________                              Signature:

                                                     Address:



935424.1